Exhibit 99.1



Contact:   Kenneth R. Meyers, Executive Vice President - Finance, U.S. Cellular
           (773) 399-8900 email: kmeyers@uscellular.com
                                 ----------------------

           Mark A. Steinkrauss, Vice President, Corporate Relations, Telephone and Data Systems, Inc. (312) 592-5348 mark.steinkrauss@teldta.com
                                                 ---------------------------


          BLACK CROW WIRELESS IS ACCEPTED FOR FILING IN UPCOMING C AND F
         BLOCK BROADBAND PCS SPECTRUM AUCTION; U.S. CELLULAR IS A LIMITED
                         PARTNER IN BLACK CROW WIRELESS


FOR RELEASE: IMMEDIATE

November 20, 2000, Chicago, Illinois - United States Cellular Corporation [AMEX:USM] announces that its wholly owned subsidiary, USCC Wireless Investment, Inc., is a limited partner in Black Crow Wireless, L.P., a Delaware limited partnership.

The FCC confirmed in a public notice released on November 17, 2000, that Black Crow Wireless L.P. has been accepted for filing in the upcoming C and F block broadband PCS spectrum auction (No. 35). Black Crow Wireless had filed a short-form application (FCC Form 175) to indicate its intention to bid in the C and F block auction scheduled to begin on December 12, 2000. The auction filing deadline was November 6. A total of 422 licenses covering 195 markets will be offered. Licenses will be issued for a ten-year term from the initial license date.

Applications accepted for filing will become qualified bidders upon receipt of the required advance payment due November 27, 2000.

Based in Chicago, U.S. Cellular manages and invests in cellular systems throughout the United States. At September 30, USM managed operational systems serving 144 markets.





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